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                                 EXHIBIT 10.18
                   AMENDMENT 2 TO LICENSE AGREEMENT BETWEEN
                       INTERMEDICS INC.  AND THE COMPANY
                            DATED OCTOBER 20, 1995







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                       AMENDMENT 2 TO LICENSE AGREEMENT

        This Amendment is entered into as of October 20, 1995, by and between Intermedics Inc. ("ITM"), a Delaware corporation, and Cardiac Control Systems, Inc. ("CCS"), having a principal place of business at 3 Commerce Boulevard, Palm Coast, Florida 32164.

        WHEREAS ITM and CCS are parties to an amended and restated license agreement dated April 2, 1993 (the "License Agreement") and

        WHEREAS ITM and CCS are also parties to an amended and restated supply contract also dated April 2, 1993 (the "Supply Contract") and

        WHEREAS, under the terms of a promissory note and security agreement of even date herewith (the "Note"), ITM has agreed to loan CCS $1.0 million to assist CCS in its refinancing efforts and

        WHEREAS CCS will repay the loan by way of certain withholdings from the price Intermedics pays for packaged leads under the Supply Contract or, under certain circumstances specified in the Note, by a reduction of Intermedics' royalty payments under the License Agreement and

        WHEREAS the parties now desire to amend the License Agreement to conform it to certain provisions of the Note and to clarify the intention of the parties,

        THEREFORE, in consideration of the mutual promises set forth in this Amendment and other good and valuable consideration, the parties agree:

        1. A new paragraph is added to the end of section 4.1 of the License Agreement which reads:

             Notwithstanding the foregoing, if for any reason CCS cannot or will not supply leads to ITM under the Supply Contract to satisfy CCS's obligations under the promissory note and security agreement dated October 20, 1995, then ITM will reduce the royalty payments it owes under the License Agreement by $250 per lead for the first 4,000 leads sold after such failure or refusal to supply and by $90 per lead thereafter. Such withholding will continue only until CCS satisfies its obligations under the promissory note and security agreement.

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        2.  By way of clarification, a new clause is added to the end of the first sentence of section 2.5 which reads:

        . . . ; provided further that the right reserved to CCS in the preceding clause does not include the right to sublicense the Licensed Technology or the Licensed Patents or to supply Licensed Products (including without limitation packaged Leads, partially assembled Leads or Lead components) to a current competitor of ITM as that term is defined in section 4.3 hereof.

        Unless expressly modified by this Amendment, all other provisions in the License Agreement will remain unchanged and in full force and effect.

Cardiac Control Systems, Inc.                   Intermedics Inc.


by: /s/ Alan J. Rabin                           by: /s/ John E. Garcia
    ------------------------                        -------------------------
    Alan J. Rabin, President                        John E. Garcia, President



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